Exhibit 5.1
July 2, 2010
Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California 93111-2310
     Re:     Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as special counsel to Superconductor Technologies Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company of up to 11,500,000 shares of the Company’s common stock, par value $0.001, which includes 1,500,000 shares which may be offered to cover over-allotments, if any (collectively, the “Common Stock” and all the transactions contemplated by the offering of the Common Stock, the “Offering”), pursuant to an underwriting agreement to be entered into by and among the Company, on the one hand, and MDB Capital Group LLC and Feltl and Company, on the other hand, on behalf of themselves and the several underwriters named therein. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     We have examined or considered originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation of the Company, as amended and as in effect on and as of the date hereof, the bylaws of the Company, as amended and as in effect on and as of the date hereof, records of relevant corporate proceedings with respect to the Offering and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Registration Statement to be filed with the Commission with respect to the Common Stock.
     In connection with our representation of the Company, and as a basis for the opinion herein, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined. We also have obtained from the officers of the Company certificates as
11355 West Olympic Boulevard, Los Angeles, California 90064-1614 Telephone: 310.312.4000 Fax: 310.312.4224
Albany | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington, D.C.

Superconductor Technologies Inc.
July 2, 2010

to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.
     Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the Common Stock has been authorized by all necessary corporate action of the Company and, when issued and delivered against payment therefor as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.
     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws), and the federal securities laws. Further, this opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock.
     This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Very truly yours,
/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP